FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Ed Lockwood	Becky Howland
Sr. Director, Investor Relations	Sr. Director, Corporate Communications
(408) 875-9529	(408) 875-9350
ed.lockwood@kla-tencor.com	becky.howland@kla-tencor.com

KLA-TENCOR REPORTS FISCAL 2017 THIRD QUARTER RESULTS
MILPITAS, Calif., April 27, 2017 - KLA-Tencor Corporation (NASDAQ: KLAC) today announced operating results for its third quarter of fiscal year 2017, which ended on March 31, 2017, and reported GAAP net income of $254 million and GAAP earnings per diluted share of $1.61 on revenues of $914 million.

“KLA-Tencor delivered excellent results in Q3 of fiscal 2017, thanks to another outstanding performance by our employees in executing the Company’s growth strategies in an exciting and dynamic period for the Company, and for the semiconductor industry,” commented Rick Wallace, President and Chief Executive Officer of KLA-Tencor. “These outstanding results are the product of KLA-Tencor’s market leadership and continued track record of successful execution of our strategic objectives.”

GAAP Results
	Q3 FY 2017	Q2 FY 2017	Q3 FY 2016
Revenues	$914 million	$877 million	$712 million
Net Income	$254 million	$238 million	$176 million
Earnings per Diluted Share	$1.61	$1.52	$1.12

Non-GAAP Results
	Q3 FY 2017	Q2 FY 2017	Q3 FY 2016
Net Income	$256 million	$238 million	$179 million
Earnings per Diluted Share	$1.62	$1.52	$1.15
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. Non-GAAP results include the impact of stock-based compensation, but exclude the impact of acquisitions, restructuring, severance, merger and other related charges and certain discrete tax items. KLA-Tencor will discuss the results for its fiscal year 2017 third quarter, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Daylight Time. A webcast of the call will be available at: www.kla-tencor.com.
About KLA-Tencor:
KLA-Tencor Corporation, a leading provider of process control and yield management solutions, partners with customers around the world to develop state-of-the-art inspection and metrology technologies. These technologies serve the semiconductor, LED and other related nanoelectronics industries. With a portfolio of industry-standard products and a team of world-class engineers and scientists, the company has created superior solutions for its customers for 40 years. Headquartered in Milpitas, Calif., KLA-Tencor has dedicated customer operations and service centers around the world. Additional information may be found at http://www.kla-tencor.com. (KLAC-F)

Use of Non-GAAP Financial Information:

The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA-Tencor’s financial results presented in accordance with United States GAAP.
To supplement KLA-Tencor’s condensed consolidated financial statements presented in accordance with GAAP, the company provides certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses (benefits), as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of KLA-Tencor’s operating performance and its prospects in the future. Specifically, KLA-Tencor believes that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to KLA-Tencor’s financial performance by excluding certain costs and expenses (benefits) that the company believes are not indicative of its core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses (benefits) to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

KLA-Tencor Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	March 31, 2017	June 30, 2016
ASSETS
Cash, cash equivalents and marketable securities	$2,703,514	$2,491,294
Accounts receivable, net	734,717	613,233
Inventories	696,784	698,635
Other current assets	118,315	64,870
Land, property and equipment, net	285,740	278,014
Goodwill	335,236	335,177
Deferred income taxes, non-current	258,005	302,219
Purchased intangibles, net	2,038	4,331
Other non-current assets	190,096	174,659
Total assets	$5,324,445	$4,962,432
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$139,452	$106,517
Deferred system profit	189,367	174,551
Unearned revenue	51,849	59,147
Current portion of long-term debt	249,971	—
Other current liabilities	618,547	662,208
Total current liabilities	1,249,186	1,002,423
Non-current liabilities:
Long-term debt	2,704,856	3,057,936
Unearned revenue	62,515	56,336
Other non-current liabilities	160,576	156,623
Total liabilities	4,177,133	4,273,318
Stockholders’ equity:
Common stock and capital in excess of par value	493,899	452,974
Retained earnings	702,297	284,825
Accumulated other comprehensive income (loss)	(48,884)	(48,685)
Total stockholders’ equity	1,147,312	689,114
Total liabilities and stockholders’ equity	$5,324,445	$4,962,432

KLA-Tencor Corporation
Condensed Consolidated Unaudited Statements of Operations

	Three months ended March 31,		Nine months ended March 31,
(In thousands, except per share amounts)	2017	2016	2017	2016
Revenues:
Product	$721,016	$530,623	$1,966,502	$1,519,142
Service	192,793	181,810	574,865	546,180
Total revenues	913,809	712,433	2,541,367	2,065,322
Costs and expenses:
Costs of revenues	343,274	274,599	939,617	825,823
Research and development	130,170	115,589	390,315	353,804
Selling, general and administrative	96,252	87,407	284,172	275,602
Interest expense and other, net	24,964	24,907	79,049	80,388
Income before income taxes	319,149	209,931	848,214	529,705
Provision for income taxes	65,587	34,154	178,300	96,824
Net income	$253,562	$175,777	$669,914	$432,881
Net income per share:
Basic	$1.62	$1.13	$4.28	$2.78
Diluted	$1.61	$1.12	$4.26	$2.76
Cash dividends declared per share	$0.54	$0.52	$1.60	$1.56
Weighted-average number of shares:
Basic	156,749	155,690	156,402	155,921
Diluted	157,746	156,429	157,297	156,797

KLA-Tencor Corporation
Condensed Consolidated Unaudited Statements of Cash Flows

	Three months ended
	March 31,
(In thousands)	2017	2016
Cash flows from operating activities:
Net income	$253,562	$175,777
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,198	15,780
Asset impairment charges	—	1,038
Non-cash stock-based compensation expense	12,536	9,185
Excess tax benefit from equity awards	—	(635)
Net gain on sales of marketable securities and other investments	53	(2,847)
Changes in assets and liabilities:
Increase in accounts receivable, net	(64,509)	(186,715)
Increase in inventories	(28,288)	(26,065)
Decrease (increase) in other assets	(18,751)	8,322
Increase in accounts payable	23,017	3,751
Increase (decrease) in deferred system profit	(4,426)	61,371
Increase in other liabilities	37,446	52,535
Net cash provided by operating activities	224,838	111,497
Cash flows from investing activities:
Capital expenditures, net	(9,414)	(8,954)
Proceeds from sale of assets	—	2,811
Purchases of available-for-sale securities	(382,138)	(249,126)
Proceeds from sale of available-for-sale securities	175,188	147,120
Proceeds from maturity of available-for-sale securities	115,547	146,102
Purchases of trading securities	(14,553)	(13,243)
Proceeds from sale of trading securities	16,999	16,162
Net cash provided by (used in) investing activities	(98,371)	40,872
Cash flows from financing activities:
Repayment of debt	(25,000)	(35,000)
Issuance of common stock	—	2
Tax withholding payments related to vested and released restricted stock units	(1,714)	(1,702)
Payment of dividends to stockholders	(85,514)	(82,109)
Excess tax benefit from equity awards	—	635
Net cash used in financing activities	(112,228)	(118,174)
Effect of exchange rate changes on cash and cash equivalents	4,535	5,188
Net increase in cash and cash equivalents	18,774	39,383
Cash and cash equivalents at beginning of period	937,033	886,591
Cash and cash equivalents at end of period	$955,807	$925,974
Supplemental cash flow disclosures:
Income taxes paid, net	$79,590	$22,304
Interest paid	$3,117	$3,482
Non-cash activities:
Purchase of land, property and equipment - investing activities	$3,218	$2,311
Dividends payable - financing activities	$12,643	$18,827

KLA-Tencor Corporation
Condensed Consolidated Unaudited Supplemental Information
(In thousands, except per share amounts)
Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three months ended			Nine months ended
		March 31, 2017	December 31, 2016	March 31, 2016	March 31, 2017	March 31, 2016
GAAP net income		$253,562	$238,251	$175,777	$669,914	$432,881
Adjustments to reconcile GAAP net income to non-GAAP net income:
Acquisition-related charges	a	513	513	1,309	2,293	6,199
Restructuring, severance and other related charges	b	—	—	137	—	8,945
Merger-related charges	c	3,221	4,069	3,582	10,895	12,402
Income tax effect of non-GAAP adjustments	d	(1,272)	(1,580)	(1,535)	(4,111)	(7,204)
Discrete tax items	e	—	(3,064)	—	(3,064)	—
Non-GAAP net income		$256,024	$238,189	$179,270	$675,927	$453,223
GAAP net income per diluted share		$1.61	$1.52	$1.12	$4.26	$2.76
Non-GAAP net income per diluted share		$1.62	$1.52	$1.15	$4.30	$2.89
Shares used in diluted shares calculation		157,746	157,123	156,429	157,297	156,797
Pre-tax impact of items included in Condensed Consolidated Unaudited Statements of Operations

	Acquisition- related charges	Restructuring, severance and other related charges	Merger-related charges	Total pre-tax GAAP to non-GAAP adjustments
Three months ended March 31, 2017
Costs of revenues	$500	$—	$362	$862
Research and development	—	—	997	997
Selling, general and administrative	13	—	1,862	1,875
Total in three months ended March 31, 2017	$513	$—	$3,221	$3,734
Three months ended December 31, 2016
Costs of revenues	$500	$—	$348	$848
Research and development	—	—	1,054	1,054
Selling, general and administrative	13	—	2,667	2,680
Total in three months ended December 31, 2016	$513	$—	$4,069	$4,582
Three months ended March 31, 2016
Costs of revenues	$663	$121	$238	$1,022
Research and development	—	5	508	513
Selling, general and administrative	646	11	2,836	3,493
Total in three months ended March 31, 2016	$1,309	$137	$3,582	$5,028

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

a.
Acquisition-related charges includes amortization of intangible assets associated with acquisitions. Management believes that the expense associated with the amortization of acquisition related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives, and exclusion of these expenses allows comparisons of operating results that are consistent over time for both KLA-Tencor’s newly acquired and long-held businesses. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

b.
Restructuring, severance and other related charges include costs associated with employee severance and other exit costs, and impairment of certain long-lived assets. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

c.
Merger-related charges associated with the terminated merger agreement between KLA-Tencor and Lam Research Corporation (“Lam”) primarily includes employee retention-related expenses, legal expenses and other costs. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability and excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

d.
Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above. Management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.

e.
Discrete tax items includes the tax impact of certain merger-related charges that only became deductible during the three months ended December 31, 2016 as a result of the termination of the proposed merger between KLA-Tencor and Lam. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.